HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563) 272-7400
Jack D. Herring, Manager, Investor Relations (563) 506-9783

HNI CORPORATION REPORTS
CONTINUED DOUBLE DIGIT EARNINGS GROWTH
FOR SECOND QUARTER FISCAL YEAR 2016

Second Quarter Highlights

•	GAAP net income per share increased 23 percent to $0.64; Non-GAAP net income per share increased 28 percent to $0.68.

•	GAAP gross profit increased 260 basis points; Non-GAAP gross profit increased 340 basis points.

MUSCATINE, Iowa (July 21, 2016) – HNI Corporation (NYSE: HNI) today announced sales for the second quarter ended July 2, 2016 of $536.5 million and net income of $29.0 million. GAAP net income per diluted share improved 23 percent from the prior year quarter to $0.64. Non-GAAP net income per diluted share, which excludes restructuring and transition costs and a nonrecurring gain, improved 28 percent from the prior year quarter to $0.68.

Second Quarter Summary Comments
“We are pleased with our strong results for the second quarter driven by outstanding operational execution in both our office furniture and hearth products segments. Our investments are generating significant financial returns. We remain focused on driving long-term shareholder value," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter - Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	7/2/2016	7/4/2015	Change
GAAP
Net Sales	$536.5	$568.2	(5.6%)
Gross Profit %	38.9%	36.3%	260 bps
SG&A %	30.3%	29.4%	90 bps
Restructuring charges %	0.1%	(0.1%)	20 bps
Operating Income	$46.0	$39.4	16.8%
Operating Income %	8.6%	6.9%	170 bps
Net Income %	5.4%	4.2%	120 bps
EPS – diluted	$0.64	$0.52	23.1%

Non-GAAP
Gross Profit %	39.9%	36.5%	340 bps
Operating Income	$49.5	$40.2	23.1%
Operating Income %	9.2%	7.1%	210 bps
EPS – diluted	$0.68	$0.53	28.3%

Second Quarter Summary Comments

•
Consolidated net sales decreased $31.7 million or 5.6 percent to $536.5 million. The acquisition and divestitures of small office furniture related companies increased sales $6.5 million compared to the prior year quarter. On an organic basis, sales decreased 6.7 percent.

•
GAAP gross margin increased 260 basis points compared to prior year driven by strong operational performance, favorable material productivity and price realization, partially offset by lower volume. Non-GAAP gross margin increased 340 basis points.

•
Selling and administrative expenses, as a percentage of sales, increased 90 basis points due to the impact of lower volume and higher incentive based compensation partially offset by cost reductions at the operating segments and corporate.

•
The Corporation recorded $2.0 million of restructuring costs and $3.5 million of transition costs in the second quarter in connection with previously announced closures and structural realignment. $4.9 million of these charges were included in cost of sales. Specific items incurred include severance, accelerated depreciation and production move costs. The Corporation also recorded a $2.0 million nonrecurring gain. Restructuring charges for the prior year quarter were favorable $0.6 million due to lower than anticipated post-employment costs. The Corporation also recorded $1.3 million of transition costs in the prior year quarter in connection with previously announced closures, acquisition integration and structural realignment. These transition costs were included in cost of sales.

Office Furniture – Financial Performance (Dollars in millions)
	Three Months Ended
	7/2/2016	7/4/2015	Change
GAAP
Net Sales	$428.1	$450.6	(5.0%)
Operating Profit	$43.4	$39.8	9.0%
Operating Profit %	10.1%	8.8%	130 bps

Non-GAAP
Operating Profit	$45.9	$40.0	14.7%
Operating Profit %	10.7%	8.9%	180 bps

•
Second quarter sales decreased $22.5 million or 5.0 percent to $428.1 million. Sales for the quarter decreased in our North America contract and International businesses partially offset by an increase in our supplies-driven channel. The acquisition and divestitures of small office furniture related companies increased sales $6.5 million compared to the prior year quarter. On an organic basis, sales decreased 6.4 percent.

•
Second quarter GAAP and non-GAAP operating profit increased due to strong operational performance, favorable material productivity, price realization, and cost reductions. These were partially offset by lower volume, higher incentive based compensation and strategic investments.

Hearth Products – Financial Performance (Dollars in millions)
	Three Months Ended
	7/2/2016	7/4/2015	Change
GAAP
Net Sales	$108.4	$117.6	(7.8%)
Operating Profit	$10.0	$11.2	(10.8%)
Operating Profit %	9.2%	9.5%	(30) bps

Non-GAAP
Operating Profit	$12.9	$11.7	10.2%
Operating Profit %	11.9%	9.9%	200 bps

•	Second quarter sales decreased $9.2 million or 7.8 percent to $108.4 million. Growth in the new construction channel was more than offset by a decrease in the retail channel.

•
For the quarter, GAAP operating profit declined due to impact from previously announced closures, lower volume, and higher incentive based compensation. These were partially offset by strong operational performance, favorable material productivity, and cost reductions. Non-GAAP operating profit, which excludes the impact of a previously announced closure, improved 200 basis points.

Outlook
“I am very pleased with our strong performance in the second quarter. Our office furniture and hearth businesses are executing well and we continue to make significant investments to drive long-term shareholder value,” said Mr. Askren.
The Corporation estimates sales to be flat to up 3 percent in the third quarter over the same period in the prior year, including impacts of acquisitions and divestitures. Non-GAAP earnings per share are anticipated to be in the range of $0.90 to $0.95 for the third quarter and $2.80 to $2.95 for the full year, which excludes restructuring and transition costs and a nonrecurring gain.
Conference Call
HNI Corporation will host a conference call on Friday, July 22, 2016 at 10:00 a.m. (Central) to discuss second quarter fiscal year 2016 results. To participate, call 1-877-512-9166 – conference ID number 30192037. A live webcast of the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investors – News Releases & Events). A replay of the webcast will be made available at this website address. An audio replay of the call will be available until Friday, July 29, 2016, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 30192037.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments. HNI is a leading global provider and designer of office furniture and the nation's leading manufacturer and marketer of hearth products. We sell the broadest and deepest selection of quality office furniture solutions available to meet the needs of every customer through an extensive portfolio of well-known and trusted brands. Our hearth products are the strongest, most respected brands in the industry and include a full array of gas, electric, wood and biomass burning fireplaces, inserts, stoves, facings and accessories. More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP). Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation’s ability to successfully complete its business software system implementation; the Corporation’s ability to implement price increases; changes in the sales mix of products; the Corporation's ability to achieve the anticipated benefits from closures and structural alignment initiatives; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations

(Dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
	7/2/2016	7/4/2015	7/2/2016	7/4/2015
Net sales	$536,538	$568,226	$1,037,575	$1,091,703
Cost of products sold	327,618	362,102	642,944	701,079
Gross profit	208,920	206,124	394,631	390,624
Selling and administrative expenses	162,319	167,278	327,425	335,982
Restructuring	572	(560)	1,658	(183)
Operating income	46,029	39,406	65,548	54,825
Interest income	63	119	141	209
Interest expense	1,131	1,968	3,005	3,957
Income before income taxes	44,961	37,557	62,684	51,077
Income taxes	15,934	13,680	21,815	18,748
Net income	29,027	23,877	40,869	32,329
Less: Net loss attributable to the noncontrolling interest	(2)	(2)	(3)	(28)
Net income attributable to HNI Corporation	$29,029	$23,879	$40,872	$32,357

Net income attributable to HNI Corporation common shareholders – basic	$0.65	$0.54	$0.92	$0.73
Average number of common shares outstanding – basic	44,431,198	44,416,008	44,344,778	44,359,898

Net income attributable to HNI Corporation common shareholders – diluted	$0.64	$0.52	$0.90	$0.71
Average number of common shares outstanding – diluted	45,632,284	45,620,984	45,308,306	45,573,952

Unaudited Condensed Consolidated Balance Sheet

	As of	As of
(Dollars in thousands)	7/2/2016	1/2/2016
Assets
Current Assets
Cash and cash equivalents	$24,441	$28,548
Short-term investments	6,800	4,252
Receivables	242,849	243,409
Inventories	170,083	125,228
Prepaid expenses and other current assets	31,896	36,933
Total Current Assets	476,069	438,370
Property, Plant and Equipment
Land and land improvements	29,279	28,801
Buildings	302,023	298,516
Machinery and equipment	530,504	515,131
Construction in progress	29,872	31,986
Gross Property, Plant, and Equipment	891,678	874,434
Less accumulated depreciation	536,583	533,275
Net Property, Plant, and Equipment	355,095	341,159
Goodwill	293,009	277,650
Deferred Income Taxes	904	—
Other Assets	229,653	206,746
Total Assets	$1,354,730	$1,263,925

Liabilities and Equity
Current Liabilities
Accounts payable and accrued expenses	$395,430	$424,405
Current maturities of long-term debt	83,241	5,477
Current maturities of other long-term obligations	4,600	6,018
Total Current Liabilities	483,271	435,900
Long-term Debt	193,000	185,000
Other Long-term Liabilities	77,528	76,792
Deferred Income Taxes	95,045	88,934

Parent Company Shareholders' Equity	505,544	476,954
Noncontrolling Interest	342	345
Total Shareholders' Equity	505,886	477,299
Total Liabilities and Shareholders' Equity	$1,354,730	$1,263,925

Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended
(Dollars in thousands)	7/2/2016	7/4/2015
Net cash flows from (to) operating activities	$31,824	($31,904)
Net cash flows from (to) investing activities	(89,037)	(49,006)
Net cash flows from (to) financing activities	53,106	80,204
Net increase (decrease) in cash and cash equivalents	(4,107)	(706)
Cash and cash equivalents at beginning of period	28,548	34,144
Cash and cash equivalents at end of period	$24,441	$33,438

Business Segment Data

	Three Months Ended		Six Months Ended
(Dollars in thousands)	7/2/2016	7/4/2015	7/2/2016	7/4/2015
Net sales:
Office furniture	$428,113	$450,624	$815,452	$858,053
Hearth products	108,425	117,602	222,123	233,650
	$536,538	$568,226	$1,037,575	$1,091,703

Operating profit:
Office furniture	$43,367	$39,791	$64,667	$59,943
Hearth products	9,954	11,162	22,515	23,663
Total operating profit	53,321	50,953	87,182	83,606
Unallocated corporate expense	(8,360)	(13,396)	(24,498)	(32,529)
Income before income taxes	$44,961	$37,557	$62,684	$51,077

Depreciation and amortization expense:
Office furniture	$11,127	$10,263	$21,820	$20,640
Hearth products	3,322	2,047	5,978	4,005
General corporate	1,931	1,625	3,833	3,150
	$16,380	$13,935	$31,631	$27,795

Capital expenditures (including capitalized software):
Office furniture	$13,580	$11,848	$30,048	$26,399
Hearth products	4,459	1,993	7,012	4,397
General corporate	10,360	7,818	18,796	19,086
	$28,399	$21,659	$55,856	$49,882

			As of	As of
			7/2/2016	1/2/2016
Identifiable assets:
Office furniture			$804,955	$739,915
Hearth products			356,142	341,813
General corporate			193,633	182,197
			$1,354,730	$1,263,925

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: gross profit, operating income, operating profit, and net income per diluted share (i.e., EPS). These measures are adjusted from the comparable GAAP measures to exclude the after-tax impacts of the selected items as summarized in the table below. Non-GAAP EPS is calculated using HNI’s overall effective tax rate for the period.
The transactions excluded as part of this earnings release include restructuring and transition costs and a nonrecurring gain on a litigation settlement. The restructuring and transition costs are costs incurred as part of the previously announced closure of the Paris, Kentucky, hearth manufacturing facility and structural realignments between office furniture facilities in Muscatine, Iowa. Specific items incurred include severance, accelerated depreciation and production move costs.
The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share. We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated nonrecurring items not reflective of ongoing operations.

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 7/2/2016			Three Months Ended 7/4/2015
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$208.9	$46.0	$0.64	$206.1	$39.4	$0.52
% of net sales	38.9%	8.6%		36.3%	6.9%

Restructuring charges	$1.4	$2.0	$0.02	$0.0	($0.6)	($0.01)
Transition costs	$3.5	$3.5	$0.05	$1.3	$1.3	$0.02
Nonrecurring gain	$0.0	($2.0)	($0.03)	$0.0	$0.0	$0.00

Results (non-GAAP)	$213.8	$49.5	$0.68	$207.5	$40.2	$0.53
% of net sales	39.9%	9.2%		36.5%	7.1%

Office Furniture Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	7/2/2016	7/4/2015
Operating profit as reported (GAAP)	$43.4	$39.8	9.0%
% of net sales	10.1%	8.8%

Restructuring charges	$0.0	($0.6)
Transition costs	$2.5	$0.8

Operating profit (non-GAAP)	$45.9	$40.0	14.7%
% of net sales	10.7%	8.9%

Hearth Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	7/2/2016	7/4/2015
Operating profit as reported (GAAP)	$10.0	$11.2	(10.8%)
% of net sales	9.2%	9.5%

Restructuring charges	$2.0	$0.0
Transition costs	$1.0	$0.5

Operating profit (non-GAAP)	$12.9	$11.7	10.2%
% of net sales	11.9%	9.9%